Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 21, 2025, relating to the financial statement of COtwo Advisors Physical European Carbon Allowance Trust as of January 6, 2025, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/Cohen & Company, Ltd
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
April 4, 2025